Exhibit 3.10

DOLLAR TREE PROPERTIES, INC.

BY-LAWS

ARTICLE I.

OFFICES

The principal office of the Corporation shall be in the City of Norfolk, Virginia.

ARTICLE II.

STOCKHOLDERS

1.                                      PLACE OF MEETING: Meetings of the stockholders shall be held at the principal office of the Corporation or at such other place which shall be approved by the Board of Directors and designated in the notice of the meeting. Meetings may be held either within or without the Commonwealth of Virginia.

2.                                      ANNUAL MEETING: The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, and any postponement or adjournment thereof, shall be held on such date and at such time as the Board of Directors in its discretion determines.

3.                                      SPECIAL MEETINGS. Unless otherwise provided by law, special meetings of the stockholders may be called only by a majority of the Board of Directors, the chairman of the Board, the president of the Corporation, or the holders of at least twenty percent (20%) of the number of shares of the Corporation at the time outstanding, whenever deemed necessary.

4.                                      NOTICES. Written notice by mail shall be given in accordance with Article VIII, Section 1, stating the place, date and hour of a meeting of stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, to each stockholder of record entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the president, the secretary, or the officer or persons calling the meeting. The notice shall be deemed to be given when it is deposited with postage prepaid in the United States mail addressed to the stockholder at the address as it appears on the stock transfer books of the Corporation. Notice of a meeting to act on an amendment of the Articles of Incorporation, a plan of merger, consolidation or share exchange, a proposed sale of all, or substantially all, of the Corporation’s assets, otherwise than in the usual and regular course of business, or the dissolution of the Corporation shall be given in the manner provided above not less than twenty-five (25) nor more than sixty (60) days before the date of the meeting. Such notice shall be accompanied by a copy of the proposed amendment or plan of reduction or merger, consolidation or exchange.

Notwithstanding the foregoing, a written waiver of notice signed by the person or person entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A stockholder who attends a meeting shall be deemed to have waived objection to lack of notice or defective notice of the meeting, unless at the beginning of the meeting he objects to holding the meeting or transacting business at the meeting.

5.                                      ORGANIZATION AND ORDER OF BUSINESS: At all meetings of the stockholders the chairman of the Board of Directors or, in his absence, the president, shall act as chairman. In the absence of the foregoing officers or, if present, with their consent, a majority of the shares entitled to vote at such meeting may appoint any person to act as chairman. The secretary of the Corporation or, in his absence, an assistant secretary, shall act as secretary at all meetings of the stockholders. In the event that neither the secretary nor any assistant secretary is present, the chairman may appoint any person to act as secretary of the meeting.

The chairman shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

At a special meeting of stockholders, no business shall be transacted and no corporate action taken other than that stated in the notice of the meeting.

6.                                      VOTING: A stockholder may vote either in person or by-proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No stockholder may authorize more than four persons to act for him, and any proxy shall be delivered to the secretary of the meeting at or prior to the time designated by the chairman or in the order of business for so delivering such proxies. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. Each holder of record of stock of any class shall, as to all matters in respect of which stock of such class has voting power, be entitled to such vote as is provided in the Articles of Incorporation for each share of stock of such class standing in his name on the books of the Corporation. Unless required by statute or determined by the chairman to be advisable, the vote on any questions need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting or by such stockholder’s proxy, if there be such proxy.

7.                                      INSPECTORS: At every meeting of the stockholders for election of directors, the proxies shall be received and taken in charge, all ballots shall be received and counted and all questions touching the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided, by two inspectors. Such inspectors shall be appointed by the chairman of the meeting. They shall be sworn faithfully to perform their duties and shall in writing certify to the returns. No candidate for election as director shall be appointed or act as inspector.

8.                                      QUORUM: At all meetings of the stockholders, unless a greater number of voting by classes is required by law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. Treasury shares and shares held by a corporation of which the Corporation owns a majority of the shares entitled to vote for the directors thereof shall not be entitled to vote or to be counted in determining the total number of outstanding shares entitled to vote. If a quorum is present, the affirmative vote of a majority of the shares represented and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number is required by law or the Articles of Incorporation, except that in the election of directors, those receiving the greatest number of votes shall be deemed elected even though not receiving a majority. Less than a quorum may adjourn. If a meeting is adjourned for lack of a quorum, any matter which might have properly come before the original meeting may come before the adjourned meeting when reconvened.

ARTICLE III.

DIRECTORS

1.                                      RESPONSIBILITY OF DIRECTORS: The affairs and business of the Corporation shall be under the management of its Board of Directors and such officers and agents as the Board of Directors may elect and employ.

2.                                      NUMBER OF DIRECTORS: The Board of Directors shall consist of at least two (2) and not more than eight (8) directors. Directors shall be elected by the stockholders for terms of one (1) year and shall serve until the election of their successors.

3.                                      ELECTION AND REMOVAL OF DIRECTORS; QUORUM:

(a)                                 Directors shall be elected at each annual meeting of shareholders to succeed those directors whose terms have expired and to fill any vacancies then existing.

(b)                                 Directors shall hold their offices for terms of one year and until their successors are elected. Any director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less than a majority of the shares entitled to vote at an election of directors.

(c)                                  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board, and the term of office of any director so elected shall expire at the next shareholders’ meeting at which directors are elected.

4.                                      DIRECTORS’ MEETINGS: The annual meeting of the directors shall be held immediately after the annual meeting of the stockholders. The Board of Directors, as soon as may be convenient after the annual meeting of the stockholders at which such directors are elected, shall elect from their number a president and chief executive officer (sometimes referred to herein as “president”) and a Chairman of the Board. Special meetings may be called by any director by giving notice of the time and place in accordance with Section 6 of this Article. Special meetings of the Board of Directors (or any committee of the Board) may be held by telephone or similar communication equipment whereby all persons participating in the meeting can hear each other, at such time as may be prescribed, upon call of any member of the Board.

5.                                      QUORUM AND MANNER OF ACTING: Except where otherwise provided by law, a quorum shall be a majority of the directors, and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of those present may adjourn the meeting from time to time until a quorum be had. Notice of any such adjourned meeting need not be given. Action may be taken by the directors or a committee of the Board of Directors without a meeting if a written consent setting forth the action, shall be signed by all of the directors or committee members either before or after such action. Such consent shall have the same force and effect as a unanimous vote.

6.                                      NOTICE OF MEETING: At the annual meeting of the Board of Directors each year and at any meeting thereafter, the Board shall designate the dates, times and places of regular meetings of the Board for the ensuing calendar year, and no notice of any kind need be given thereafter with respect to such regular meetings. Notice of any special meeting of the Board shall be by oral, telegraphic or written notice duly given to each director not less than forty-eight (48) hours before the date of the proposed meeting.

7.                                      WAIVER OF NOTICE: Whenever any notice is required to be given to a director of any meeting for any purpose under the provisions of law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless he at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

8.                                      COMPENSATION: Directors shall not receive a stated salary for their services, but directors may be paid a fixed sum and expenses for attendance at any regular or special meeting of the Board of Directors or any meeting of any committee and such other compensation as the Board of Directors shall determine. A director may serve or be employed by the Corporation in any other capacity and receive compensation therefor.

9.                                      COMMITTEES: In addition to the executive committee authorized by Article IV of these By-Laws, other committees, consisting of two or more directors, may be designated by the Board of Directors by a resolution adopted by the greater number of i) a majority of all directors in office at the time the action is being taken or ii) the number of directors required to take action under Article III, Section 5 hereof. Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as limited by law.

ARTICLE IV.

EXECUTIVE COMMITTEE

1.                                      HOW CONSTITUTED AND POWERS: The Board of Directors, by resolution adopted pursuant to Article III, Section 9 hereof, may designate, in addition to the chairman of the Board of Directors, one or more directors to constitute an executive committee, who shall serve during the pleasure of the Board of Directors. The executive committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all of the authority of the Board of Directors.

2.                                      ORGANIZATION, ETC.: The executive committee may choose a chairman and secretary. The executive committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

3.                                      MEETINGS: Meetings of the executive committee may be called by any member of the committee. Notice of each such meeting, which need not specify the business to be transacted thereat, shall be mailed to each member of the committee, addressed to his residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such place by telegraph, telex or telecopy or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

4.                                      QUORUM AND MANNER OF ACTING: A majority of the executive committee shall constitute a quorum for transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the executive committee. The members of the executive committee shall act only as a committee, and the individual members shall have no powers as such.

5.                                      REMOVAL: Any member of the executive committee may be removed, with or without cause, at any time, by the Board of Directors.

6.                                      VACANCIES: Any vacancy in the executive committee shall be filled by the Board of Directors.

ARTICLE V.

OFFICERS

1.                                      NUMBER: The officers of the Corporation shall be a chairman of the Board of Directors, a president and chief executive officer, one or more vice chairmen of the Board of Directors (if elected by the Board of Directors), one or more vice presidents (one or more of whom may be designated executive vice president or senior vice president), a chief financial officer, a treasurer, a controller, a secretary, and such other assistant treasurers, assistant controllers, assistant secretaries and other officers as may from time to time be chosen by the Board of Directors. Any two or more offices may be held by the same person.

2.                                      ELECTION, TERM OF OFFICE AND QUALIFICATIONS: All officers of the Corporation shall be chosen annually by the Board of Directors, and each officer shall hold office until his successor shall have been duly chosen and qualified or until he shall resign or shall have been removed in the manner hereinafter provided. The chairman of the Board of Directors, the president and chief executive officer, and the vice chairman of the Board of Directors (if any) shall be chosen from among the directors.

3.                                      VACANCIES: If any vacancy shall occur among the officers of the Corporation, such vacancy shall be filled by the Board of Directors.

4.                                      OTHER OFFICERS, AGENTS AND EMPLOYEES - THEIR POWERS AND DUTIES: The Board of Directors may from time to time appoint such other officers as the Board of Directors may deem necessary, to hold office for such time as may be designated by it or during its pleasure, and the Board of Directors or the chairman of the Board of Directors may appoint, from time to time, such agents and employees of the Corporation as may be deemed proper, and may authorize any officers to appoint and remove agents and employees. The Board of Directors or the chairman of the Board of Directors may from time to time prescribe the powers and duties of such other officers, agents and employees of the Corporation.

5.                                      REMOVAL: Any officer, agent or employee of the Corporation may be removed, either with or without cause, by a vote of a majority of the Board of Directors or, in the case of any agent or employee not appointed by the Board of Directors, by a superior officer upon whom such power of removal may be conferred by the Board of Directors or the chairman of the Board of Directors.

6.                                      CHAIRMAN OF THE BOARD OF DIRECTORS: The chairman of the Board of Directors shall preside at meetings of the stockholders and of the Board of Directors and shall be a member of the executive committee. The chairman shall be responsible for such management and control of the business and affairs of the Corporation as shall be determined by the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall from time to time report to the Board of Directors on matters within his knowledge which the interests of the Corporation may require be brought to its notice. He shall do and perform such other duties from time to time as may be assigned to him by the Board of Directors.

7.                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER: In the absence of the chairman of the Board of Directors, the president and chief executive officer shall preside at meetings of the stockholders and of the Board of Directors. He shall be responsible to the Board of Directors and, subject to the Board of Directors, shall be responsible for the general management and control of the business and affairs of the Corporation and shall devote himself to the Corporation’s operations under the basic policies set by the Board of Directors. He shall from time to time report to the Board of Directors on matters within his knowledge which the interests of the Corporation may require be brought to his notice. In the absence of the chairman of the Board of Directors, he shall have all of the powers and the duties of the chairman of the Board of Directors. He shall do and perform such other duties from time to time as may be assigned to him by the Board of Directors.

8.                                      VICE CHAIRMEN OF THE BOARD OF DIRECTORS: In the absence of the chairman of the Board of Directors and the president, the vice chairman of the Board of Directors designated for such purpose by the chairman of the Board of Directors shall preside at meetings of the stockholders and of the Board of Directors. Each vice chairman of the Board of Directors shall be responsible to the chairman of the Board of Directors. Each vice chairman of the Board of Directors shall from time to time report to the chairman of the Board of Directors on matters within his knowledge which the interests of the Corporation may require be brought to his notice. In the absence or inability to act of the chairman of the Board of Directors and the president, such vice chairman of the Board of Directors as the chairman of the Board of Directors may designate for the purpose shall have the powers and discharge the duties of the chairman of the Board of Directors. The Board of Directors may designate a vice chairman of the Board of Directors who shall have the powers and discharge the duties of the chairman of the Board of Directors.

9.                                      VICE PRESIDENTS: The vice presidents of the Corporation shall assist the chairman of the Board of Directors, the president and the vice chairmen of the Board of Directors in carrying out their respective duties and shall perform those duties which may from time to time be assigned to them.

10.                               TREASURER: The treasurer shall have charge of the funds, securities, receipts and disbursements of the Corporation. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as the Board of

Directors may from time to time designate. He shall render to the Board of Directors, the chairman of the Board of Directors, the president, the vice chairmen of the Board of Directors, and the chief financial officer, whenever required by any of them, an account of all of his transactions as treasurer. If required, he shall give a bond in such sum as the Board of Directors may designate, conditioned upon the faithful performance of the duties of his office and the restoration to the Corporation at the expiration of his term of office or in case of his death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession or under his control belonging to the Corporation. He shall perform such other duties as from time to time may be assigned to him.

11.                               ASSISTANT TREASURERS: In the absence or disability of the treasurer, one or more assistant treasurers shall perform all the duties of the treasurer and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the treasurer. Each assistant treasurer shall also perform such other duties as from time to time may be assigned to him.

12.                               SECRETARY: The secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in a book or books kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall affix such seal to any instrument requiring it. The secretary shall have charge of such books and papers as the Board of Directors may direct. He shall attend to the giving and serving of all notices of the Corporation and shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors, the chairman of the Board of Directors, the president or any vice chairman of the Board of Directors may from time to time prescribe.

13.                               ASSISTANT SECRETARIES: In the absence or disability of the secretary, one or more assistant secretaries shall perform all of the duties of the secretary and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the secretary. Each assistant secretary shall also perform such other duties as from time to time may be assigned to him.

14.                               CONTROLLER: The controller shall be administrative head of the controller’s department. He shall be in charge of all functions relating to accounting and the preparation and analysis of budgets and statistical reports and shall establish, through appropriate channels, recording and reporting procedures and standards pertaining to such matters. He shall report to the chief financial officer and shall aid in developing internal corporate policies whereby the business of the Corporation shall be conducted with the maximum safety, efficiency and economy, and he shall be available to all departments of the Corporation for advice and guidance in the interpretation and application of policies which are within the scope of his authority. He shall perform such other duties as from time to time may be assigned to him.

15.                               ASSISTANT CONTROLLERS: In the absence or disability of the controller, one or more assistant controllers shall perform all of the duties of the controller and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the controller. Each assistant controller shall also perform such other duties as from time to time may be assigned to him.

ARTICLE VI.

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

1.                                      CONTRACTS: The chairman of the Board of Directors, the president, any vice chairman of the Board of Directors, any vice president, the treasurer and such other persons as the chairman of the Board of Directors may authorize shall have the power to execute any contract or other instrument on behalf of the Corporation; no other officer, agent or employee shall, unless otherwise provided in these By-Laws, have any power or authority to bind the Corporation by any contract or acknowledgement, or pledge its credit or render it monetarily liable for any purpose or to any amount.

2.                                      LOANS: The chairman of the Board of Directors, the president, any vice chairman of the Board of Directors, the executive vice president, the treasurer and such other persons as the Board of Directors may authorize shall have the power to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any corporation, firm or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, as security for the payment of any and all loans, advances, indebtedness and liability of the Corporation, may pledge, hypothecate or transfer any and all stock, securities and other personal property at any time held by the Corporation, and to that end endorse, assign and deliver the same.

3.                                      VOTING OF STOCK HELD: The chairman of the Board of Directors, the president, any vice chairman of the Board of Directors, any vice president or the secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast the votes that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any other such corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as such officer may deem necessary or proper in the premises; or the chairman of the Board of Directors, the president, any vice chairman of the Board of Directors, any vice president or the secretary may himself attend any meeting of the holders of stock or other securities of such other corporation and thereat vote or exercise any and all powers of the Corporation as the holder of such stock or other securities of such other corporation.

4.                                      COMPENSATION: The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

ARTICLE VII.

STOCK CERTIFICATES

1.                                      FORM OF STOCK CERTIFICATE: The certificates of stock of the Corporation shall be numbered and entered in the books of the Corporation as they are issued. They shall be signed manually or by the use of a facsimile signature, i) by the chairman of the Board of Directors, by the president, or by a vice president designated by the Board of Directors and ii) countersigned by the secretary or an assistant secretary. They shall bear the corporate seal or a facsimile thereof. The Board of Directors of the Corporation may issue scrip in registered or bearer form, which shall entitle the holder to receive a certificate for a full share. Scrip shall not entitle the holder to exercise voting rights or to receive dividends thereon or to participate in any of the assets of the Corporation in the event of liquidation. The Board may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date or subject to any other conditions that it may deem advisable. No fractional shares shall be issued.

2.                                      LOST CERTIFICATES: The president or secretary may direct a new certificate or certificates to be issued in place of any lost or destroyed certificate or certificates previously issued by the Corporation if the person or persons who claim the certificate or certificates make an affidavit stating the certificates of stock have been lost or destroyed. When authorizing the issuance of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the legal representative, to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond, in such sum as the Corporation may direct, to indemnify the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

3.                                      TRANSFER OF STOCK: Upon surrender to the Corporation, or to the transfer agent of the Corporation, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

4.                                      REGISTERED STOCKHOLDERS: The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person. The Corporation shall not be liable for registering any transfer of shares which are registered in the name of a fiduciary unless done with actual knowledge of facts which would cause the Corporation’s action in registering the transfer to amount to bad faith.

ARTICLE VIII.

MISCELLANEOUS

1.                                      NOTICES: Each stockholder, director and officer shall furnish in writing to the secretary of the Corporation the address to which notices of every kind may be delivered or mailed. If such person fails to furnish an address, and the Post Office advises the Corporation that the address furnished is no longer the correct address, the Corporation shall not be required to deliver or mail any notice to such person. Whenever notice is required by applicable law, the Articles of Incorporation or these By-Laws, a written waiver of such notice signed before or after the time stated in the waiver or, in the case of a meeting, the attendance, of a stockholder or director (except for the sole purpose of objecting) or, in the case of a unanimous consent, the signing of the consent, shall be deemed a waiver of notice.

2.                                      REGISTERED OFFICE AND AGENT: The Corporation shall at all times have a registered office and a registered agent.

3.                                      CORPORATE RECORDS: The Corporation shall keep correct and complete books and records of accounts and minutes of the stockholders’ and directors’ meetings, and shall keep at its registered office or principal place of business, or at the office of its transfer agent, if any, a record of its stockholders, including the names and addresses of all stockholders and the number, class, and series of the shares held by each. Any person who shall have been a stockholder of record for at least six months immediately preceding demand, or who shall be the holder of record of a least five per cent (5%) of all the outstanding shares of the Corporation, upon written request stating the purpose therefor, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account of the Corporation, minutes and record of stockholders, and to make copies or extracts therefrom.

4.                                      REQUIREMENT FOR FINANCIAL STATEMENT: Upon the written request of any stockholder, the Corporation shall mail to the stockholder its most recent published financial statement.

5.                                      SEAL: The seal of the Corporation shall be a flat faced circular die containing the word “SEAL” in the center and the name of the Corporation around the circumference.

6.                                      AMENDMENT OF BY-LAWS: The power to alter, amend or repeal the By-Laws or adopt new By-Laws shall be vested in the Board of Directors, but By-Laws made by the Board of Directors may be repealed or changed or new By-Laws adopted by the stockholders and the stockholders may prescribe that any By-Law adopted by them may not be altered, amended or repealed by the Board of Directors.

7.                                      FISCAL YEAR: The fiscal year of the Corporation shall be the calendar year.

8.                                      GENERAL: Any matters not specifically covered by these By-Laws shall be governed by the applicable provisions of the Code of Virginia in force at the time.

ARTICLE IX.

EMERGENCY BY-LAWS

If a quorum of the Board of Directors cannot readily be assembled because of a catastrophic event, and only in such event, these By-Laws shall, without further action by the Board of Directors, be deemed to have been amended for the duration of such emergency, as follows:

1.                                      The third sentence of Section 4 of Article III shall read as follows:

Special meetings of the Board of Directors (or any committee of the Board) shall be held whenever called by order of any director or of any person having the powers and duties of the chairman of the Board of Directors, the president or any vice chairman of the Board of Directors.

2.                                      Section 5 of Article III shall read as follows:

The directors present at any regular or special meeting called in accordance with these By-Laws shall constitute a quorum for the transaction of business at such meeting, and the action of a majority of such directors shall be the act of the Board of

Directors, provided, however, that in the event that only one director is present at any such meeting no action except the election of directors shall be taken until at least two additional directors have been elected and are in attendance.

Approved:
Secretary